Exhibit 4

REGISTRATION RIGHTS AGREEMENT

September 12, 2012

The parties to this Registration Rights Agreement (this “Agreement”) are JAKKS PACIFIC, INC., a Delaware corporation (the “Company”), and NANTWORKS LLC, a Delaware limited liability company (the “Purchaser”).

The parties to this Agreement, intending to be legally bound hereby, agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” has the meaning ascribed to that term in Rule 1-02 of Regulation S-X promulgated under the Securities Act.

“Common Stock” means common stock of the Company.

“Effective Date” means the date of this Agreement set forth above.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Holder” means any Person that holds Registrable Securities or would hold Registrable Securities upon exercise of the Warrant.

“Initiating Holder” means the Purchaser or any of its permitted assigns that holds (or would upon exercise of the Warrant hold) at least 750,000 (as adjusted for split, reverse splits or similar transactions) shares of Common Stock that are Registrable Securities.

“Person” means an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments, and supplements to such prospectus, including post-effective amendments and all information incorporated by reference in such prospectus.

“Registrable Securities” means any shares of Common Stock issued or issuable to the Initiating Holder after the Effective Date in either case by virtue of (a) the exercise of the Warrant held by such party, or (b) any securities split or combination, securities dividend or similar event in respect of any of the shares referred to in clause (a) of this definition; provided, however, that shares of Common Stock that are Registrable Securities shall cease to be Registrable Securities upon the sale thereof pursuant to an effective Registration Statement or pursuant to Rule 144 (or successor rule) under the Securities Act; and provided, further, that the Company shall have no obligation hereunder to register any Registrable Securities of an Initiating Holder if the Company shall deliver to that Initiating Holder an opinion of counsel satisfactory to such Initiating Holder and its counsel (whose approval shall not be unreasonably withheld) to the effect that the sale or disposition of all of the Registrable Securities does not require registration under the Securities Act for a sale or disposition in a single public sale, and offers to remove any and all legends restricting transfer from the certificates evidencing such Registrable Securities in connection with any such sale.

“Registration Expenses” means all registration and filing fees, fees with respect to filings required to be made with the National Association of Securities Dealers, Inc. (the “NASD”), the New York Stock Exchange (the “NYSE”), the American Stock Exchange (the “ASE”) or any other exchange or market in which Registrable Securities are to be quoted or listed for trading, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger, telephone and distribution expenses associated with the preparation and distribution of any Registration Statement, any Prospectus, and amendments or supplements thereto, and any other documents relating to the performance of and compliance with this Agreement, all fees and expenses associated with the listing of any Registrable Securities on any securities exchange or exchanges, and fees and disbursements of counsel for the Company and its independent certified public accountants and the fees and expenses of other persons retained by the Company, but specifically excluding any Selling Expenses.

“Registration Statement” means any registration statement of the Company filed under the Securities Act including the Prospectus forming a part thereof, amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits to and all information incorporated by reference in such Registration Statement.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Selling Expenses” means, with respect to any holder of Registrable Securities, all underwriting discounts, selling commissions and stock transfer or documentary stamp taxes, if any, applicable to any Registrable Securities registered and sold by such holder, and all fees and disbursements of any counsel for such holder or any underwriter or sales agent retained by Purchaser.

“Selling Holders” has the meaning ascribed to that term in Section 3(a).

“Shelf Period” means the period of time commencing on the date that the Registration Statement referred to in Section 3(a) becomes effective and expiring on the date that the Warrant expires.

“Warrant” means that certain Stock Purchase Warrant dated September 12, 2012, issued by the Company to the Purchaser and initially exercisable for up to an aggregate of 1,500,000 shares of Common Stock, and any and all warrants subsequently issued by the Company in respect thereof.

2. Securities Subject to this Agreement. The only securities entitled to the benefits of this Agreement are the Registrable Securities.

3. Registration of Registrable Securities.

(a) The Company shall use its reasonable efforts to file with the SEC a “shelf” Registration Statement pursuant to Rule 415 in accordance with the provisions of the Securities Act for the offering and sale of the Registrable Securities within forty-five (45) days of the date hereof (the “Shelf Registration”). The Company agrees to use its reasonable efforts to keep the Shelf Registration continuously effective during the Shelf Period. If for some reason the Company is unable to effect such filing within the 45 day period specified period, the Company shall notify the Purchaser of that fact and the reason for the failure. If, as a result, such a Registration Statement is not in effect at any time while the Warrant is outstanding, and Initiating Holder(s) request in writing the filing of a Registration Statement, the Company shall file such a Registration Statement as promptly as reasonably practicable and in any case within 60 days following such demand, subject only to Section 3(c) below. A registration pursuant to this Section 3(a) shall be on such appropriate registration form of the SEC as shall (i) be selected by the Company, and (ii) permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition specified by the Initiating Holder.

(b) The Company shall use its reasonable efforts in having such Registration Statement become effective as shortly after its filing as reasonably possible and then cause it to remain effective and in compliance with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Selling Holders thereof set forth in such registration statement. The Company further agrees to supplement or make amendments to the Shelf Registration, if required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or rules and regulations thereunder for shelf registration or reasonably requested by any holder of Registrable Securities or any underwriter of the Registrable Securities.

(c) The Company may delay the filing of any Registration Statement pursuant to this Section 3.1 for a reasonable period of time not to exceed 180 days if in the good faith judgment of the Board of Directors of the Company, the Company would be required to include in such registration statement material information which at that time could not be publicly disclosed without materially interfering with any financing, acquisition, corporate reorganization or other material development or transaction then pending or in progress and without other material adverse consequences; provided, however, that the duration of any such delay shall not exceed 180 days from the date the Company’s Board of Directors actually becomes aware of such material development or transaction: and, provided, further, that the Company shall make such filing no later than the earlier of (i) the date on which the conditions that permitted it to delay such filing no longer pertain and (ii) the end of such 180-day period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such one hundred eighty (180) day period other than a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan or a registration on any form that does not include substantially the same information as would be required to be included in a Registration Statement covering the sale of the Registrable Securities.

(d) Selection of Underwriters. If any of the Registrable Securities are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the holders of a majority of the Registrable Securities included in such offering; provided that their selection of such investment bankers and managers is subject to consent of the Company, not to be unreasonably withheld.

(e) The Company shall not be obligated to keep a Shelf Registration in effect at any time following the expiration of the Warrant or following the disposition of all the Registrable Securities. However, if Holder(s), prior to the expiration of the Warrant, exercise the Warrant and retain shares of Common Stock in a number greater than one percent of the Company’s then outstanding Common Stock, then if at any time, the Company receives a request from Initiating Holders that the Company file a registration statement with respect to at least fifty percent of the Registrable Securities then outstanding, the Company shall as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Registration Statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered, subject to the limitations of Section 3(c). The Company need comply only one time with a request for registration under this Section 3(e)

4. Registration Procedures.

In connection with the Company’s obligations under Section 3, the Company shall use all reasonable efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company shall as expeditiously as practicable:

(a) prepare and file with the SEC, as soon as practicable, a Registration

Statement on an appropriate registration form, which Registration Statement shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith or incorporated by reference therein, and in either case use all reasonable efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 3(b); provided, however, that before filing a Registration Statement or Prospectus or any amendment or supplement thereto, including information incorporated by reference after the initial filing of the Registration Statement, the Company shall furnish to one firm of counsel for the holders of the Registrable Securities covered by such Registration Statement copies of all such documents in substantially the form proposed to be filed (including, upon request, any and all exhibits thereto), which documents shall be subject to the reasonable and prompt review of such holders and underwriters;

(b) prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period, or such shorter period which shall terminate when all Registrable Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and to be filed pursuant to Rule 424 under the Securities Act; and otherwise take all such actions as may be necessary to cause the Registration Statement to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the Selling Holders set forth in such Registration Statement or supplement to the Prospectus;

(c) notify the Selling Holders promptly, and (if requested by any such person) confirm such advice in writing promptly, (i) when the Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement has been filed, and, with respect to such Registration Statement or any post-effective amendment thereto, when the same becomes effective, (ii) of any comments of the SEC or any state securities authority with regard to the Registration Statement and of any request by the SEC or any state securities authority for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) in the case of any shelf Registration Statement, if between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any securities sale agreement or other similar agreement, relating to the offering were as of the date made not true and correct in all material respects and (vi) of the happening of any event or the discovery of any facts that makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible time;

(e) unless available for review on the SEC’s or the Company’s internet website, furnish to each Selling Holder, without charge, at least one copy of the Registration Statement, any amendment (including any post-effective amendment) thereto, including financial statements and schedules, all Documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(f) unless available for review on the SEC’s or the Company’s internet website, deliver to each Selling Holder, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such persons may reasonably request;

(g) prior to any public offering of Registrable Securities, use the Company’s reasonable efforts to (i) register or qualify or cooperate with the Selling Holders and their counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the state securities or blue sky laws of one (1) jurisdiction as the Selling Holder reasonably requests in writing and (ii) do any and all other acts or things necessary or advisable to enable the disposition in such jurisdiction of the Registrable Securities covered by the Registration Statement; provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

(h) cooperate with the Selling Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold without any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the Selling Holders may request within two (2) business days of the effective date of the Registration Statement;

(i) upon the occurrence of any event contemplated by clause (vi) of paragraph (c) above, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities, the Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(j) use all reasonable efforts to cause all Registrable Securities covered by the Registration Statement to be listed an each securities exchange, if any, on which the Common Stock is then listed or on the Nasdaq National Market, if the Common Stock is then traded thereon;

(k) make available for inspection by a representative of the Selling Holders, one firm of attorneys and one firm of accountants retained by the Selling Holder or Holders, all financial and other records and all pertinent corporate documents and properties of the Company as shall be reasonably requested by them, and cause the Company’s officers, directors and employees to be reasonably available for discussions with and to supply all information reasonably requested by any such representative, attorney or accountant in connection with such Registration Statement; provided, that any records, information or documents shall be kept confidential by such persons unless disclosure of such records, information or documents is required by court or administrative order or becomes publicly available and if the Company so elects, need not be disclosed by the Company unless each such person signs a confidentiality agreement reasonably satisfactory to the Company in which the related Selling Holder agrees to be responsible for such person’s breach of confidentiality on terns reasonably satisfactory to the Company;

(l) use all reasonable efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, as provided in Rule 158 or otherwise, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act;

(m) promptly after the filing of any document which is to be incorporated by reference into the Registration Statement or Prospectus (after initial filing of the Registration Statement), unless such document is available to be reviewed on the SEC’s or the Company’s internet website, provide copies of such document to counsel to the Selling Holders and to the managing underwriter or underwriters, if any; and

(n) otherwise reasonably cooperate with the Selling Holders to carry out the intent of this Agreement.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any Initiating or Selling Holder that such Initiating or Selling Holder cooperates with the Company in preparing such registration.

Each Selling Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(c)(vi) hereof, such holder shall forthwith discontinue disposition of such Registrable Securities until such holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(i), or until it is advised in writing (the “Advice”) by the Company that the use of the Prospectus may be resumed, and has, unless such document is available to be reviewed on the SEC’s or the Company’s internet website, received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods regarding the maintenance of the Registration Statement in Section 3 shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 4(c)(vi) to and including the date when each Selling Holder shall have received the copies of the supplemented or amended prospectus contemplated by Section 4(i) or the Advice.

5. Expenses of Registration. All Registration Expenses incurred in connection with any registration commenced in accordance with Section 3 shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 3 if the registration is subsequently withdrawn at the request of the Initiating Holder or Holders (in which case all Selling Holders shall bear such expense), unless Holders whose Registrable Securities constitute a majority of the Registrable Securities then outstanding agree that such withdrawn registration shall constitute the registration required by Section 3 hereof. All Selling Expenses relating to Registrable Securities registered on behalf of any person shall be borne by such person.

6. Indemnification. If any Registrable Securities are included in a Registration Statement under this Agreement:

(a) Indemnification by Company. The Company shall indemnify and hold harmless, to the full extent permitted by law, each Selling Holder, its officers, directors and employees and each person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of any untrue or alleged untrue statement of a material fact contained in any Registration Statement (or amendment (including any post-effective amendment) or supplement thereto), Prospectus or preliminary Prospectus or any amendment or supplement thereto, including all documents incorporated therein by reference, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the Registration Statement or Prospectus after the Company has furnished such holder with a sufficient number of copies of the same. The indemnification required by this Section 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b) Indemnification by Holder of Registrable Securities. In connection with a Registration Statement, each holder of Registrable Securities covered thereby shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any Registration Statement (or amendment (including any post-effective amendment) or supplement thereto) or Prospectus (or any amendment or supplement thereto) and shall indemnify and hold harmless, to the full extent permitted by law, the Company, its directors, officers and employees and each person who controls the Company (within the meaning of the Securities Act) untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the Registration Statement (or amendment (including any post-effective amendment) or supplement thereto) or Prospectus or preliminary Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement is contained or omission is required to be in any information so furnished in writing by such holder to the Company specifically for inclusion in such Registration Statement (or amendment (including any post-effective amendment) or supplement thereto) or Prospectus (or any amendment or supplement thereto).

(c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim (including but not limited to the commencement of any action, suit, proceeding investigation or threat thereof made in writing) with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume jointly with any other indemnifying party similarly noticed the defense of such claim with counsel reasonably satisfactory to the indemnified party, provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person, or (c) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party and, in the reasonable judgment of the indemnified party, based upon written advice of its counsel a conflict of interest may exist between such person and the indemnifying party with respect to such claims as a result of the existence of legal defenses for such person that are materially different from or in addition to those available to the indemnifying party (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person). If such defense is not assumed by the indemnifying party, the indemnifying party shall not be subject to any liability for any settlement or consent to judgment made without its consent (but if such consent is requested, such consent shall not be unreasonably withheld). No indemnified party shall be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional tern thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, after consultation with counsel, a conflict of interest may exist between such indemnified party and any other of such indemnified parties or there may exist legal defenses for such indemnified party that are materially different from or in addition to those available to the other indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

(d) Contribution. If for any reason the indemnification provided for in the preceding clauses (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by the preceding clauses (a) and (b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability (i) in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefits received by the indemnified party and the indemnifying party as well as their relative fault and any other relevant equitable considerations. The relative fault of the indemnified party and the indemnifying party shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the indemnified party or the indemnifying party and each party’s relative intent knowledge, access to information and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall he entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

7. Current Public Information. For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company covenants that it will file the reports required to be filed by it under the Securities Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the SEC thereunder, and that if it ceases to be so required to file such reports, it will upon the request of any holder of Registrable Securities (a) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the Securities Act, (b) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the Securities Act, and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such holder to sell its Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, (ii) Rule 144A under the Securities Act, as such Rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

8. Holdback. Each holder of Registrable Securities entitled pursuant to this Agreement to have such securities included in a Registration Statement prepared pursuant to this Agreement, if so requested by the underwriters’ representative or agent in connection with an offering of any securities covered by a registration statement filed by the Company, whether or not such Holder’s securities are included therein, shall not effect any public sale or distribution of shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten or agented registration), during the 15-day period prior to, and during the 180-day period beginning on, the date such registration statement is declared effective under the Securities Act by the SEC, provided that such Holder is timely notified of such effective date in writing by the Company or such underwriters’ representative or agent. In order to enforce the foregoing covenant the Company shall be entitled to impose stop-transfer instructions with respect to the Registrable Securities of each such holder until the end of such period.

9. Miscellaneous.

(a) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of holders of at least 80% of the Registrable Securities.

(b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier or courier guaranteeing overnight delivery:

(i) if to a holder of Registrable Securities, at the most current address given by such holder to the Company in accordance with the provisions of this Section 9(b); and

(ii) if to the Company, initially at JAKKS Pacific, Inc., 22619 Pacific Coast Highway, Malibu, CA 90265, Attention: Stephen G. Berman, Chief Executive Officer, and thereafter at such other address, notice of which is given in accordance with the Provisions of this Section 9(b).

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if Personally delivered; three days after being deposited in the mail, Postage prepaid, if mailed; when answered hack, if telexed; when receipt acknowledged, if telecopied; and on the next business day if timely delivered to a courier guaranteeing overnight delivery.

(c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties. Neither this Agreement, nor any of the parties’ respective rights, or obligations hereunder may be assigned (i) by the Company except in connection with an assignment by the Company of its rights and obligations under the Warrant, or (ii) by the Purchaser other than to a person to whom the Wan-ant or a portion thereof is assigned by the Holder in accordance with the terms of the Warrant, provided that such person becomes a party to this Agreement by agreeing in writing to be bound by the terms of this Agreement, such agreement to be in form and substance satisfactory to the Company and its counsel, whose approval shall not be unreasonably withheld.

(d) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed in Delaware without regard to principles of conflicts of laws.

(f) Severability. Each provision of this Agreement shall be considered severable, and if for any reason any provision that is not essential to the effectuation of the basic purposes of the Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable under existing or future applicable law, such invalidity shall not impair the operation of or affect those provisions of this Agreement that are valid. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of any applicable law, and in the event such term or provision cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions.

(g) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no representations, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company hereby. Upon the Effective Date, this Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, and cannot be changed or terminated orally.

(h) Construction. As used in this Agreement, unless the context otherwise requires (i) references to “Sections” are to sections of this Agreement, (ii) “hereof’, “herein”, “hereunder” and comparable terms refer to this Agreement in its entirety and not to any particular part of this Agreement, (iii) the singular includes the plural and the masculine, feminine and neutral gender each includes the other, (iv) “including” or “includes” shall be deemed to be followed by the phrase “without limitation”, and (v) headings of the various Sections and subsections are for convenience of reference only and shall not be given any effect for purposes of interpreting this Agreement.

Witness the due execution hereof, as of the Effective Date first above written, on behalf of the undersigned thereunto duty authorized.

JAKKS PACIFIC, INC.

By:

Title:

NANTWORKS LLC.

By:

Title: